Exhibit 99.1

STORE Capital Appoints William F. Hipp to Board of Directors

SCOTTSDALE, Ariz., April 14, 2016 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today the appointment of William F. Hipp to its Board of Directors. Mr. Hipp takes the seat vacated by Mahesh Balakrishnan as a result of the sale by Oaktree Capital Management, L.P. of the remainder of its ownership interest in STORE Capital.  Mr. Hipp will serve on the Company’s Audit Committee.

Mr. Hipp spent over 35 years in commercial banking, where he developed extensive experience with real estate investment trusts (REITs), real estate capital markets and corporate finance.  From 2004 until his retirement in 2015, Mr. Hipp was employed by KeyBank in various senior-level roles, most recently as head of the Institutional Capital Group (ICG) for KeyBank’s real estate business, which he founded upon joining the bank and ran until his retirement.  ICG’s mission is to identify real estate-related borrowers that have a need for bank debt and M&A advisory services, and for access to the syndicated loan market, the public equity markets, and the commercial mortgage-backed securities and agency debt markets.  In his capacity as head of ICG, Mr. Hipp was responsible for formulating and implementing strategy and for client selection and initial credit and risk decisions.  Prior to his employment with KeyBank, Mr. Hipp spent 20 years with BankBoston, as head of its real estate group, and FleetBoston (following the merger of BankBoston and Fleet Financial Group) as co-head of real estate.  Mr. Hipp holds a B.A. degree in Economics from Emory University and an M.B.A with a concentration in Finance and Accounting from Tulane University.

“Bill has deep experience in the real estate capital markets that complements our existing leadership and governance strengths as we focus on STORE’s continuing growth and market-leading investment activity,” said Christopher Volk, STORE’s Chief Executive Officer.  “With Oaktree’s successful exit of their ownership stake, we are transitioning our Board composition to a substantially independent membership.  Following Einar Seadler’s appointment in February, Bill’s appointment is another excellent step forward in that process.”

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in 1,325 property locations, substantially all of which are profit centers, in 46 states as of December 31, 2015.  Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles

Investor Contact:

Moira Conlon, 310-622-8220

Media Contact:

Tricia Ross, 310-622-8226

STORECapital@finprofiles.com

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